Exhibit 99.1
GulfMark Offshore, Inc GHS Conference Investor Presentation

Forward Looking Statements 2 Cautionary Statement Regarding Forward-Looking Statements This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: the price of oil and gas and its effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2010. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved. .. NYSE: GLF www.GulfMark.com

Long Term Revenue & EBITDA (In Millions of Dollars) 3 * Note: Adjusted for Special Items, See Supporting Information at the end of this Presentation

Geographic Revenue Diversification 4 4

North Sea 5 Regional Total of 25 Owned Vessels 21 PSVs, 3 AHTS, and 1 SpV Vessels Largest Operator of PSVs in the North Sea Operations Include Activities in India, Mediterranean, Africa, and Trinidad Spearheading HSE & Training Initiatives High Level of Long-Term Contract Cover

Americas 6 Regional Total of 35 Owned Vessels Mexico - 2 AHTS Vessels and 1 Crewboat Brazil - 3 Large PSVs, 4 PSVs, 1 SpV and 1 AHTS Trinidad / Suriname / French Guiana - 5 PSV's, 3 FSV's, and 1 Crewboat Gulf of Mexico - 11 PSV's, 3 Fast Supply and 1 Crewboat (1 PSV trades on worldwide basis). Average Fleet Age of 5.6 years

Gulf of Mexico: Deepwater Utilization on Recovery 7 Decreased Exposure to U.S. Gulf of Mexico by Approximately 50% Lower Utilization, But Also Lower Revenue Exposure in the U.S. Gulf of Mexico Option Value of Positioning Vessels on Short-Term Contracts in Trinidad Ability to Quickly Capitalize on a Recovery in the U.S. Gulf of Mexico Supply Constraint of Deepwater Vessels Due to the Disproportionate Movement of Higher Specification Vessels Out of the Gulf of Mexico as Compared to Lower Specification Vessels Vessel Differentiation Based on Safety, Quality, and Training Due to the Deepwater Horizon Event, We Anticipate a Preference for Our Highly Trained Mariners and the Modern Safety Equipment on Our Vessels Aggressively Dry-Docking and Modifying Existing Fleet in Anticipation of U.S. Gulf of Mexico Recovery

Southeast Asia 8 Regional Total of 14 Owned Vessels 11 AHTS Vessels and 3 PSVs Average Fleet Age of 6.1 years Excess of 60% Operating Income Margins for 2007, 2008, 2009 and 2010 Asia Pacific Region has the Most Resilient Year-over-Year and Sequential Monthly Rig Count Statistics Strong Regional Day Rate Trends

Strong Customer Base 9 Note: Percentages Based on Vessel Count as of June 16, 2011.

The GulfMark Fleet 10

GulfMark Fleet by Vintage 11 Note: Percentages Based on Vessel Count as of June 16, 2011. Average Fleet Age at June 30, 2011 was 8.1 Years

Worldwide Vessel Fleet by Category 12 Source: Pareto Securities Equity Research - March 2011

13 Vessel Dispositions Demonstrate Long-Term Value

14 Young & Versatile Fleet Major Construction & Acquisition Programs Underway Since 2000 June 2011 Vessels built prior to January 1990. Vessels built or acquired between January 1990 and January 2000. Vessels built or acquired after January 2000.

Financial Information 15

16 Quarter Ended March 31, 2011 (in thousands, excluding special items)

17 Total Revenue in Backlog (Total Revenue in Thousands of Dollars)

18 Consistent Reduction in Net Debt Postition

19 Investment Highlights Industry Leaders in HSE Performance & People Development Strong Demand for Modern Offshore Marine Equipment Global Presence and Operations Expertise Financial Stability & Flexibility to Pursue Opportunities Growth though Acquisition and New Construction Young, Versatile, High-Specification Fleet

Reconciliation of Adjusted EBITDA 20 EBITDA is defined as net income (loss) before interest expense, net, income tax provision, and depreciation and amortization, which includes impairment. Adjusted EBITDA is calculated by adjusting EBITDA for certain items that we believe are non-cash or unusual, consisting of: (i) loss from unconsolidated ventures; (ii) minority interest; and (iii) other (income) expense, net. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as an alternative to cash flow data, a measure of liquidity or an alternative to income from operations or net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are used by security analysts, investors and other interested parties in the evaluation of companies in our industry. However, since EBITDA and Adjusted EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.